EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Michael Parniawski, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2019-C16 Commercial Mortgage Trust  (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the 787 Eleventh Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 787 Eleventh Avenue Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, as Special Servicer for the 787 Eleventh Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 787 Eleventh Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 787 Eleventh Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 787 Eleventh Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 787 Eleventh Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Darden Headquarters Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Darden Headquarters Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Darden Headquarters Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Darden Headquarters Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Darden Headquarters Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Darden Headquarters Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 3 Columbus Circle Mortgage Loan, KeyBank National Association, as Primary Servicer for the 3 Columbus Circle Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 3 Columbus Circle Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 3 Columbus Circle Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Great Wolf Lodge Southern California Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Great Wolf Lodge Southern California Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, as Special Servicer for the Great Wolf Lodge Southern California Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Great Wolf Lodge Southern California Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Great Wolf Lodge Southern California Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Great Wolf Lodge Southern California Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Great Wolf Lodge Southern California Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Great Wolf Lodge Southern California Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Kings Mountain Center Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Kings Mountain Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Kings Mountain Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Kings Mountain Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Kings Mountain Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Kings Mountain Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the SWVP Portfolio Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the SWVP Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the SWVP Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the SWVP Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the SWVP Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the SWVP Portfolio Mortgage Loan.

 Dated: March 19, 2026

/s/ Michael Parniawski

Michael Parniawski

Executive Director

(senior officer in charge of securitization of the depositor)